JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Owens Corning, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 13th day of November, 2006.

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.
By: D. E. SHAW & CO., L.L.C., as Managing Member

By: /s/ Eric Wepsic
Name: Eric Wepsic
Title: Managing Director

D. E. SHAW OCULUS PORTFOLIOS, L.L.C.
By: D. E. SHAW & CO., L.L.C., as Managing Member

By: /s/ Eric Wepsic
Name: Eric Wepsic
Title: Managing Director

D. E. SHAW & Co., L.P.
By: /s/ Eric Wepsic
Name: Eric Wepsic
Title: Managing Director

D. E. SHAW & Co., L.L.C.

By: /s/ Eric Wepsic
Name: Eric Wepsic
Title: Managing Director

DAVID E. SHAW
By: /s/ Eric Wepsic
Name: Eric Wepsic
Title: Attorney-in-Fact for David E. Shaw